Exhibit 99.2

Sunshine Biopharma, Inc. Announces Closing of $8 Million Public Offering and Uplisting to the Nasdaq Capital Market

MONTREAL, Canada, Feb. 17, 2022 (GLOBE NEWSWIRE) -- Sunshine Biopharma, Inc. (NASDAQ: “SBFM” and “SBFMW”) (the “Company” or “Sunshine Biopharma”), a pharmaceutical company focused on the research, development and commercialization of oncology and antiviral drugs, announced today the closing of its underwritten public offering of 1,882,353 units at a price to the public of $4.25 per unit, for aggregate gross proceeds of $8 million, prior to deducting underwriting discounts, commissions and other estimated offering expenses. Each unit consists of one share of common stock, par value $0.001 per share, and two warrants, each warrant exercisable for one share of common stock with an exercise price of $4.25.

In addition, the Company has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase additional shares of common stock and/or warrants equal up to 15% of the number of shares and warrants, respectively, sold in the offering solely to cover over-allotments, if any. The underwriter partially exercised its over-allotment option with respect to 337,494 warrants to purchase shares of common stock. At the closing, the Company issued an aggregate of 1,882,353 common shares and 4,102,200 warrants to purchase common shares.

The Company’s common stock and warrants are listed on the Nasdaq Capital under the symbols “SBFM” and “SBFMW”, respectively.

Aegis Capital Corp. acted as sole book-running manager for the offering.

A registration statement on Form S-1 (No. 333-259394) relating to the securities being sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on February 14, 2022. The offering has been made only by means of a prospectus. Copies of the final prospectus may be obtained on the SEC’s website, www.sec.gov, or by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sunshine Biopharma

Severe Acute Respiratory Syndrome-Coronavirus-2 (SARS-CoV-2) is the causative agent of the ongoing COVID-19 pandemic that has claimed the lives of over 5.3 million people worldwide since it first appeared in December 2019. There are currently no drugs that can effectively arrest replication of the virus in people who have contracted the illness. Sunshine Biopharma has completed the synthesis of four potential inhibitors of PLpro and subsequently identified a lead compound, SBFM-PL4. The Company is currently advancing the development of SBFM-PL4 in collaboration with the University of Georgia, College of Pharmacy.

In addition, to working on the development of a treatment for COVID-19, Sunshine Biopharma is engaged in the development Adva-27a, a unique anticancer compound. Tests conducted to date have demonstrated the effectiveness of Adva-27a at destroying Multidrug Resistant Cancer Cells, including Pancreatic Cancer cells, Small-Cell Lung Cancer cells, Breast Cancer cells, and Uterine Sarcoma cells. Clinical trials for Pancreatic Cancer indication are planned to be conducted at McGill University’s Jewish General Hospital in Montreal, Canada. Sunshine Biopharma is owner of all patents and intellectual property pertaining to Adva-27a.

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Safe Harbor Forward-Looking Statements

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks as well as uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, including statements related to our financial performance and future growth. These risks and uncertainties are further defined in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the SEC. Reference is hereby made to cautionary statements and risk factors set forth in the Company's most recent SEC filings.

For Additional Information Contact:

Camille Sebaaly, CFO

Sunshine Biopharma Inc.

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

www.sunshinebiopharma.com

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